UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

On March 30, 2018, LyondellBasell Industries N.V. (the “Company”) announced the appointment of Jacinth Smiley as the Company’s Chief Accounting Officer, effective April 2, 2018. Ms. Smiley will also serve as the principal accounting officer for the purposes of the Company’s filings with Securities and Exchange Commission. As Chief Accounting Officer, Ms. Smiley will have global responsibility for corporate accounting, financial reporting, accounting policy, and internal controls.

Ms. Smiley, age 49, most recently worked for General Electric Company, where from 1998 to 2018 she held a range of roles in both the United States and Europe. Ms. Smiley’s most recent roles at General Electric include Chief Financial Officer for the North America Region and Integration Leader at GE Oil and Gas, a supplier to the oil and gas industry, from 2014 to 2018 and Chief Financial Officer for GE Licensing from 2012 to 2014. Ms. Smiley is a certified public accountant and holds a bachelor’s degree in accounting from the University of Connecticut.

There are no arrangements or understandings between Ms. Smiley and any other persons pursuant to which she was selected as Chief Accounting Officer. There are also no family relationships between Ms. Smiley and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

99.1	Press Release dated March 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: March 30, 2018	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President